EXHIBIT 16

                                            January 24, 2005




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                              Re:   Valley Forge Scientific Corp.
                                    Form 8-K

Gentlemen:

We have read Form 8-K dated January 20, 2005 of Valley Forge Scientific Corp. and we agree with the statements made in the section entitled "Resignation of Certifying Accountant" of Item 4.01 of this report. We have no basis to agree or disagree with the statements made in the section entitled "Engagement of New Certifying Accountant."





                                         /s/ Samuel Klein and Company
                                         ----------------------------
                                         SAMUEL KLEIN AND COMPANY



Newark, New Jersey